EXHIBIT 10.39

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 14th day of October, 1999 among Talk.com Inc., a Delaware corporation ("Talk.com") and Talk.com Holding Corp., a Pennsylvania corporation and a wholly owned subsidiary of Talk.com Inc. (the "Company") and Janet Kirschner ("Employee").


         WHEREAS, Talk.com and Company desires to employ Employee as Controller of Talk.com and the Company and in certain other capacities, and Employee desires to be employed by Talk.com and Company; and

         WHEREAS, Talk.com and Company and Employee desire to enter into this Agreement that sets forth the terms and conditions of said employment.

         NOW THEREFORE, in consideration of the foregoing, the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:

         1. Employment. Company agrees to employ Employee, and Employee accepts such employment and agrees to serve Company, on the terms and conditions set forth herein. Except as otherwise specifically provided herein, Employee's employment shall be subject to the employment policies and practices of Company in effect from time to time during the term of Employee's employment hereunder (including, without limitation, its practices as to tax reporting and withholding).

         2. Term of Agreement. The term of Employee's employment hereunder shall commence on November 15, 1999 (the "Commencement Date") and shall continue in effect for a period of five years thereafter, except as hereinafter provided (the "Term"). Employee agrees to and shall present herself at the offices of Company in New Hope, Pennsylvania prepared to commence performing her duties hereunder on or before the Commencement Date.

         3.       Positions and Duties.

         3.1 Officer Positions. Except as may otherwise be agreed upon between Company and Employee, Employee shall perform such duties and have such responsibilities as Controller and such other duties and responsibilities consistent with the foregoing duties and responsibilities as may be reasonably assigned or delegated to him from time to time by Company's Chief Executive Officer or Company's Board of Directors (the "Board"), including, without limitation, service as an employee, officer or director of affiliates (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the "Act")) (hereinafter, "Affiliates") of Company, without additional compensation. References in this Agreement to Employee's employment with Company shall be deemed to refer to employment with Company and/or, as the case may be, an Affiliate, as the context requires. Employee shall perform her duties and responsibilities to the best of her abilities hereunder in a diligent, trustworthy, businesslike and efficient manner. Employee shall devote substantially all of her working time and efforts to the business and affairs of Company; provided, however, that nothing in this Agreement shall preclude Employee from (a) engaging in charitable activities and community affairs, and
(b) managing her personal investments and affairs (subject to the limitations in Section 10 hereof.





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         4.       Compensation and Related Matters.

         4.1 Base Salary. During the Term, Company shall pay to Employee a base salary ("Base Salary") at the rate of One Hundred Fifty Thousand Dollars ($150,000) per year, which Base Salary shall be paid to Employee in accordance with Company's usual and customary payroll practices.

         4.2 Benefit Plans and Arrangements. Employee shall be entitled to participate in and to receive benefits under Company's employee benefit plans and arrangements (including, but not limited to, bonus plans) as are made available to the Company's senior executive officers during the Term, which employee benefit plans and arrangements may be altered from time to time at the discretion of the Board (the "Benefits"). Employee acknowledges and agrees that bonuses, annual or otherwise, are performance based and discretionary with the Board of Directors or a Committee thereof.

         4.3 Perquisites. During the Term, Employee shall be entitled to receive fringe benefits as are made available to Company's senior executive officers.

         4.4 Expenses. Company shall promptly reimburse Employee for all out-of-pocket expenses related to Company's business that are actually paid or incurred by him in the performance of her services under this Agreement and that are incurred, reported and documented in accordance with Company's policies. In addition, during the Term, Company will provide Employee with an automobile or an automobile allowance, as Company shall determine, and if the Company determines to provide Employee with an automobile, Company shall keep such automobile fully insured in accordance with Company's practices for similarly situated employees.

         4.5  Stock Options.

                  (a) Grant of Options. Effective on the date hereof, Employee shall be granted an award of an option to purchase 150,000 shares of the Common Stock (the "Option") in accordance with the stock option agreement in substantially in the form thereof attached hereto as Exhibit A. The Option shall have an exercise price equal to $11 1/8, which is equal to the fair market value (as defined below) of the Common Stock on the date hereof. The Option expires on the tenth anniversary of the date hereof and shall vest and become exercisable, subject to accelerated vesting in the event of a Change in Control (defined as provided below) of Company in installments, as follows: (i) options with respect to 50,000 shares of Common Stock shall vest and become exercisable on the first anniversary of the date hereof; (ii) options with respect to 50,000 shares of Common Stock shall vest and become exercisable on the second anniversary of the date hereof and (iii) options with respect to 50,000 shares of Common Stock shall vest and become exercisable on the third anniversary of the date hereof. In the event of a Change in Control of Company, all of the options issued under the Option which are not then vested and exercisable shall immediately become vested and exercisable. The fair market value of Common Stock for purposes of this Agreement shall mean the last reported sale price of a share of the Common Stock on the Nasdaq National Market System preceding the date in question or if no sale took place on such day, such last reported sale price on the then next preceding date on which such sale took place. For the purposes of this Agreement, a "Change of Control" shall be deemed to have occurred if:


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                           (i)      any  Person (as  defined in Section  3(a)(9)
                                    under the  Securities  Exchange Act of 1934,
                                    as amended (the "Exchange Act")), other than
                                    the Company,  becomes the  Beneficial  Owner
                                    (as defined in Rule 13d-3 under the Exchange
                                    Act; provided, that a Person shall be deemed
                                    to be the  Beneficial  Owner  of all  shares
                                    that  any  such  Person  has  the  right  to
                                    acquire   pursuant  to  any   agreement   or
                                    arrangement  or upon  exercise of conversion
                                    rights,  warrants,   options  or  otherwise,
                                    without regard to the 60 day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company or any Significant Subsidiary (as defined below) representing 50% or more of the combined voting power of the Company's, or such subsidiary's, as the case may be, then outstanding securities;

                           (ii) during any period of two years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person  who has  entered  into an  agreement
                                    with the  Company  to  effect a  transaction
                                    described in clauses (i),  (iii), or (iv) of
                                    this  Section  2(a))  whose  election by the
                                    Board  or   nomination   for   election   by
                                    stockholders  was  approved  by a vote of at
                                    least two-thirds (2/3) of the directors then
                                    still in office who either were directors at
                                    the  beginning  of the  two-year  period  or
                                    whose  election or  nomination  for election
                                    was  previously  so approved,  but excluding
                                    for this purpose any such new director whose
                                    initial  assumption  of  office  occurs as a
                                    result of  either  an  actual or  threatened
                                    election   contest   or  other   actual   or
                                    threatened   solicitation   of   proxies  or
                                    consents by or on behalf of an individual, corporation, partnership, group, association or other entity other than the Board, cease for any reason to constitute at least a majority of the Board of either or the Company or a Significant Subsidiary;


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                           (iii)    the    consummation    of   a   merger    or
                                    consolidation   of   the   Company   or  any
                                    subsidiary of the Company owning directly or
                                    indirectly all or  substantially  all of the
                                    consolidated   assets  of  the   Company  (a
                                    "Significant  Subsidiary")  with  any  other
                                    entity, other than a merger or consolidation
                                    which would result in the voting  securities
                                    of the Company or a  Significant  Subsidiary
                                    outstanding    immediately   prior   thereto
                                    continuing  to  represent  more  than  fifty
                                    percent  (50%) of the combined  voting power
                                    of  the   surviving  or   resulting   entity
                                    outstanding immediately after such merger or consolidation;

                           (v) (iv) the shareholders of the Company approve a plan or agreement for the sale or disposition of fifty percent (50%) or more of the consolidated assets of the Company in which case the Board shall determine the effective date of the Change of Control resulting therefrom; and


                           (vi)     any  other  event  occurs  which  the  Board
                                    determines,   in   its   discretion,   would
                                    materially   alter,  the  structure  of  the
                                    Company or its ownership.



                  (b) Registration Statement. Company will file with the Securities and Exchange Commission and any applicable state securities regulatory authorities a Registration Statement on the applicable form to register the resale of the Award and Form S-8 (or if unavailable, a registration statement on Form S-3) to register the shares issuable upon exercise of the Option under the Act and any applicable state securities or "Blue Sky" laws as soon as practicable after the date hereof. Notwithstanding the foregoing, Company shall be entitled to postpone for a reasonable period of time the filing or the effectiveness of such registration statement if the Board shall determine in good faith that such filing or effectiveness would be materially detrimental to the Company's business interests.

         4.6 Bonuses. Company shall pay Employee on January 3, 2000 the sum of Seventy-Five Thousand Dollars ($75,000).

         5. Termination. The Term of Employee's employment hereunder may be terminated under the following circumstances:


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


         5.1 Death. The Term of Employee's employment hereunder shall terminate upon her death.

         5.2 Disability. If Employee becomes physically or mentally disabled during the term hereof so that he is unable to perform services required of him pursuant to this Agreement for an aggregate of six (6) months in any twelve (12) month period (a `Disability"), Company, at its option, may terminate Employee's employment hereunder.

         5.3 Cause. Upon written notice, Company may terminate Employee's employment hereunder for Cause (as defined below). For purposes of this
Agreement, Company shall have "Cause" to terminate Employee's employment hereunder upon (a) a material breach by Employee of any material provision of this Agreement, (b) willful misconduct by Employee in connection with misappropriating any funds or property of Company, (c) attempting to obtain any personal profit from any transaction in which Employee has an interest that is adverse to the interests of Company without prior written disclosure thereof to the Board or (d) Employee's gross neglect in the performance of the duties required to be performed by Employee under this Agreement.

         5.4  By Employee. Employee may terminate her employment hereunder:

                  (a) Upon sixty (60) days' prior written notice to Company, provided that, upon the giving of such notice by Employee, Company may establish an earlier date for such termination under this Section 5.4 (a).

                  (b) For Good Reason (as defined below) immediately and with notice to Company. "Good Reason" for termination by Employee shall include, but is not limited to, the following:

                           (i) Material breach of any provision of this Agreement by Company, which breach shall not have been cured by Company within thirty
                                    (30) days of receipt of written notice of said material breach;

                           (ii) Failure by Company to maintain Employee in a position commensurate with that referred to in Section 3 of this Agreement; or

                           (iii) The assignment to Employee of any duties inconsistent with Employee's position, authority, duties or responsibilities as contemplated by Section 3 hereof or any other action by Company that results in a diminution of such position, authority, duties or responsibilities.

         5.5 Without Cause. Company may otherwise terminate the Term of Employee's employment at any time upon written notice to Employee.


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


         6. Compensation In the Event of Termination. In the event that Employee's employment hereunder terminates prior to the end of the Term, Company shall make payments to Employee as set forth below:

         6.1 By Employee for Good Reason; By Company Without Cause. In the event that Employee's employment hereunder is terminated by Company without Cause or by Employee for Good Reason, then the Company shall (a) pay to Employee all amounts due to Employee pursuant to any bonus that was due to Employee as of the date of such termination, pursuant to the terms of such bonus (a "Due Bonus"), (b) continue to pay to Employee the Base Salary and Benefits to which Employee would be entitled hereunder in the manner provided for herein for the period of time ending on the earlier of the date when the Term would otherwise have expired in accordance with Section 2 hereof and the second anniversary of the date of such termination, (c) reimburse Employee for expenses that may have been incurred, but which have not been paid as of the date of termination, subject to the requirements of Section 4.4 hereof and (d) one hundred percent (100%) of the outstanding stock options granted to the Employee that are unvested shall immediately vest and become exercisable.

         6.2 By Company for Cause; By Employee Without Good Reason. In the event that Company shall terminate Employee's employment hereunder for Cause pursuant to Section 5.3 hereof or Employee shall terminate her employment hereunder without Good Reason, all compensation and Benefits, as specified in
Section 4 of this Agreement, theretofore payable or provided to Employee shall cease to be payable or provided, except for any Due Bonus and any Benefits that may have been due and payable but that have not been paid as of the date of termination and reimbursement of expenses that may have been incurred, but which have not been paid as of the date of termination, subject to the requirements of
Section 4.4 hereof.

         6.3 Death. In the event of Employee's death, Company shall not be obligated to pay Employee or her estate or beneficiaries any compensation except for (a) any Due Bonus or any Benefits that may have been earned and are due and payable as of the date of death, but which have not been paid as of such date,
(b) reimbursement of expenses that may have been incurred, but which have not been paid as of the date of death, subject to the requirements of Section 4.4 hereof, and (c) all outstanding stock options granted to Employee that are unvested shall immediately vest and become exercisable and Employee's estate or beneficiaries, as the case may be, shall have the right to exercise any of such stock options during the period commencing on the date of death and ending on the second anniversary of the date of such termination or for the remainder of the period set forth in the option agreement applicable to the option in question (the "Exercise Period'), if less.

         6.4 Disability. In the event of Employee's Disability, Company shall not be obligated to pay Employee or her estate or beneficiaries any additional compensation except for: (a) any Due Bonus and Benefits that may have been earned and are due and payable as of the date of such Disability, but which have not been paid as of such date, and (b) reimbursement for expenses that may have been incurred but which have not been paid as of the date of Disability, subject to the requirements of Section 4.4 hereof. Upon termination due to Disability, fifty percent (50%) of the outstanding stock options granted to Employee that are unvested shall immediately vest and become exercisable and Employee or her estate or beneficiaries, as the case may be, shall have the right to exercise any of such stock options during the period commencing on the date of Disability and ending on the second anniversary of the date of the Disability or for the remainder of Exercise Period, if less.


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


         6.5 No Mitigation. In the event of any termination of employment under Section 5 hereof, Employee shall be under no obligation to seek other employment; provided; however, that to the extent that Employee does obtain other employment subsequent to the termination of Employee's employment hereunder, the obligations of Company to pay Benefits (which is defined in Section 4.2 of this Agreement and the term "Benefits" does not include Options granted pursuant to Section 4.5 of this Agreement for purposes of this Section 6.5) under this Agreement from and after the date of commencement of such other employment shall terminate.

         7. Unauthorized Disclosure. Employee shall not, without the prior written consent of Company, disclose or use in any way, either during Employee's employment with Company or thereafter, except as required in the course of such employment, any confidential business or technical information or trade secret acquired in the course of such employment, whether or not conceived of or prepared by him, which is related to any service or business of Company or any Affiliate; provided, however, that the foregoing shall not apply to (a) information that is not unique to the Company or that is generally known to the industry or the public other than as a result of Employee's breach of this covenant, (b) information known to Employee other than from information provided by Company or (c) information that Employee is required to disclose to, or by, any governmental or judicial authority; provided, however, if Employee should be required in the course of judicial or other governmental proceedings to disclose any information, Employee shall give Company prompt written notice thereof so that Company may seek an appropriate protective order and/or waive in writing compliance with the confidentiality provisions of this Agreement. If, in the absence of a protective order or the receipt of a waiver by Company, Employee is compelled to disclose information to, or pursuant to the requirements of, a court or other governmental authority, Employee may disclose such information to such court or other governmental authority without liability to any other party hereto.

         8. Tangible Items. All files, records, documents, manuals, books, forms, reports, memoranda, studies, data, calculations, recordings and correspondence, in whatever form they may exist, and all copies, abstracts and summaries of the foregoing and all physical items related to the business of Company and its affiliates, other than merely personal items, whether of a public nature or not, and whether prepared by Employee or not, and which are received by Employee from, or on behalf of Company or an Affiliate in the course of her employment hereunder are and shall remain the exclusive property of Company and any such Affiliate and shall not be removed from the premises of the Company or such Affiliate, as the case may be, except as required in the course of Employee's employment hereunder, without the prior written consent of the Company's Chief Executive Officer or the Board, and the same shall be promptly returned by Employee upon the termination of Employee's employment with Company or at any time prior thereto upon the request of the Company's Chief Executive Officer or the Board.


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


         9. Inventions and Patents. Employee agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information that relates to Company's actual or anticipated business, research and development or existing or future products or services and that are conceived, developed or made by or at the direction of Employee while Employee is employed by Company will be owned by Company.
Employee also agrees to promptly perform, at the expense of Company, all reasonable actions (whether before, during or after the Term) necessary to establish and confirm such ownership.

         10. Certain Restrictive Covenants. During the Term, and for a period ending twelve (12) months after the earlier of Employee's termination of employment hereunder, Employee agrees that he will not act, either directly or indirectly, as a partner, officer, director, substantial stockholder (an equity interest of 5% or more) or employee of, or render advisory or other services for, or in connection with, or become interested in, or make any substantial financial investment in any firm, corporation, business entity or business enterprise that is a provider of telecommunication services that competes with Employer (each, a "Competitor"), except with the express written consent of the Board which shall not be unreasonably withheld. Employee further agrees that in the event of the termination of her employment under Section 5 hereof, for a period of twelve (12) months thereafter, she will not, directly or indirectly, employ, offer to employ, or actively interfere with the relationship of Company or an Affiliate with, any employee of Company or any employee of any Affiliate.

         11. Employee Representations and Covenants. Employee hereby represents, warrants and covenants to Company that (a) the execution, delivery and performance of this Agreement by Employee does not and will not conflict with, breach, violate or cause a default under any employment, non-competition or confidentiality contract or agreement, instrument; order, judgment or decree to which Employee is a party or by which he is bound; (b) Employee, in performing this Agreement and the duties of Employee's employment with Company, will not disclose or utilize any trade secrets of a former employer, unless Employee has first obtained express written authorization from any such former employer for their disclosure or use; (c) Employee has not brought, and will not bring to Company, any documents, records, information or other materials of a former employer that are not generally available to the public, unless Employee has first obtained express written authorization from any such former employer for their possession and use; and (d) upon the execution and delivery of this Agreement by Company, this Agreement shall be the valid and binding obligation of Employee, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally.

         12. Company Representations. Company represents and warrants (a) that it is duly authorized and empowered to enter into this Agreement, (b) the execution, delivery and performance of this Agreement by Company does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Company is a party or by which it is bound, and (c) upon the execution and delivery of this Agreement by Employee, this Agreement shall be the valid and binding obligation of Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the rights of creditor generally.

         13.   Indemnification.  Prior to the  Commencement  Date,  Company  and
Employee shall enter into an indemnification agreement in a form mutually acceptable to Company and Employee and containing terms no less favorable to Employee than those contained in any indemnification or similar agreement currently in effect between Company and any of its officers.

         14. Remedies. Employee acknowledges that the restrictions and agreements contained in this Agreement are reasonable and necessary to protect the legitimate interests of Company, and that any violation of this Agreement will cause substantial and irreparable injury to Company that would not be quantifiable and for which no adequate remedy would exist at law and agrees that injunctive relief, in addition to all other remedies, shall be available therefor.

         15. Effect of Agreement on Other Benefits. Except as specifically provided in this Agreement, the existence of this Agreement shall not be interpreted to preclude, prohibit or restrict Employee's participation in any other employee benefit plan or other plans or programs provided to officers, directors or employees of Company.


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         16.  Rights  of  Employee's   Estate.  If  Employee  dies  prior to the
payment of all amounts due and owing to him under the terms of this Agreement, such amounts shall be paid to such beneficiary or beneficiaries as Employee may have last designated in writing filed with the Secretary of Company or, if Employee has made no beneficiary designation, to Employee's estate. Such designated beneficiary or the executor of Employee's estate, as the case may be, may exercise all of Employee's rights hereunder. If any beneficiary designated by Employee shall predecease Employee, the designation of such beneficiary shall be deemed revoked, and any amounts which would have been payable to such beneficiary shall be paid to Employee's estate. If any designated beneficiary survives Employee, but dies before payment of all amounts due hereunder, such payments shall, unless Employee has designated otherwise, be made to such beneficiary's estate. In the event of Employee's death or judicial determination of her incompetence, reference in this Agreement to Employee shall be deemed
where  appropriate,  to  refer  to  her  beneficiary,   estate  or  other  legal
representative.

         17. Severability. It is the intent and understanding of the parties hereto that if, in any action before any court or other tribunal of competent jurisdiction legally empowered to enforce this Agreement, any term, restriction, covenant, or promise is held to be unenforceable as a result of being unreasonable or for any other reason, then such term, restriction, covenant, or promise shall not thereby be terminated, but, that it shall be deemed modified to the extent necessary to make it enforceable by such court or other tribunal and, if it cannot be so modified, that it shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, and this agreement shall be deemed to be in full force and effect as so modified and such modification or amendment in any event shall apply only with respect to the operation of this Agreement in the particular jurisdiction in which such adjudication is made.

         18. Notices. Any notices or demands given in connection herewith shall be in writing and deemed given when (a) personally delivered, (b) sent by facsimile transmission to a number provided in writing by the addressee and a confirmation of the transmission is received by the sender or (c) two (2) days after being deposited for delivery with a recognized overnight courier, such as Federal Express, and addressed or sent, as the case may be, to the address or facsimile number set forth below or to such other address or facsimile number as such party may in writing designate:

         If to Employee:   Janet Kirschner

         If to Company:    Talk.com Inc.
                           12020 Sunrise Valley Drive
                           Suite 250
                           Reston, VA  20190
                           Attn: General Counsel
                           Fax No.: (703) 391-7525

Either party may change its address for notices by written notice to the other party in accordance with this Section 17.

         19. Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing executed by Employee and Company. No waiver by any party hereto at any time of any breach by another party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         20. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of Pennsylvania relating to contracts made and to be performed entirely therein.

         21. Headings. The headings in this Agreement are inserted for convenience only and shall have no significance in the interpretation of this Agreement.

         22. Successors. Company may not assign any of its rights or obligations under this Agreement hereunder. Employee may assign her rights, but not her obligations, hereunder and all of Employee's rights hereunder shall inure to the benefit of his estate, personal representatives, designees or other legal representatives. All of the rights of Company hereunder shall inure to the benefit of, and be enforceable by the successors of Company. Any person, firm or corporation succeeding to the business of Company by merger, purchase, consolidation or otherwise shall be deemed to have assumed the obligations of Company hereunder; provided, however, that Company shall, notwithstanding such assumption by a successor, remain primarily liable and responsible for the fulfillment of its obligations under this Agreement.

         23. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         24. Certain Words. As used in this Agreement, the words "herein," "hereunder," "hereof" and similar words shall be deemed to refer to this Agreement in its entirety, and not to any particular provision of this Agreement unless the context clearly requires otherwise.


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



         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first written above.


Talk.com Inc.                                         Talk.com Holding Corp.



By:                                             By:
    -----------------------------                  -----------------------------
      Name:                                          Name:
      Title:                                         Title:




-----------------------------
Janet Kirscherner


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